EMPLOYMENT AND STOCK OPTION AGREEMENT

THIS AGREEMENT dated for reference the 1st day of July, 2004 (the “Commencement Date”) between PETER KNAVEN (the “Employee”), having a residence at having a residence at 1924 Limerick Place, North Vancouver, British Columbia V7J 3A1, and WORDLOGIC CORPORATION (the “Company”), a corporation under the laws of Nevada principal business office at Suite 2400, 650 West Georgia Street, Vancouver, British Columbia V6B 4N7.

WITNESSES THAT WHEREAS:

A. The Company is engaged in the business of research, development, marketing, distribution and licensing of software tools for enabling data entry on personal computing devices and like devices on a number of different platforms and the provision of services in support thereof (the “Business”).

B. The Employee has valuable experience in technology and software development of the type of products to be developed by the Company and has agreed to be employed by the Company on the terms set out in this Agreement.

NOW THEREFORE in consideration of the mutual covenants herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereby agree as follows:

     ARTICLE 1 TERMS OF EMPLOYMENT

1.1 Duties of Employee. The Employee will, during his employment with the Company (the “Term”):

a) act as Software Programmer and Developer for the Company and carry on such other duties as requested from time to time by the president as required by the Company in the conduct of the Business; and

b) use all proper means to develop, enhance, promote and maintain the Business and the Company’s products.

1.2 Devotion of Time. The Employee will devote his full working time and attention to the Business and to the best interests of the Company during the Term and will not work in any manner for any third party involved in a business that is competitive with the Business.

1.3 Remuneration. In consideration for performance of his duties hereunder, the Company will pay the Employee a salary of $100,000 per annum (the “Base Salary”), such salary to be paid in equal installments semi-monthly or at such other times as the Employee and the Company may agree.

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1.4 Reimbursement for Expenses. The Company will reimburse the Employee for all reasonable expenses incurred by the Employee while or resulting from performing his duties hereunder.

1.5 Annual Vacations. The Employee will be entitled to 15 days annual vacation, the timing of which the Employee will coordinate with the Company to accommodate the business needs of the Company as well as the desires of the Employee.

1.6 Statutory Deductions. The Company will make such at-source deductions from the pay of the Employee as are required by law including but not limited to income tax, Canada Pension Plan and Employment Insurance premiums, and the Company will remit all amounts so deducted to the appropriate government agencies.

1.7 Other Employment Benefits. The Employee shall be entitled to all employee benefits including a comprehensive health plan which the Company intends to provide to its senior officers from time to time.

     ARTICLE 2 OWNERSHIP OF IP RIGHTS

2.1 Transfer of Employee IP. For good and valuable consideration including the entering into of this Agreement by the Company, the Employee hereby transfers and assigns all his right, title and interest in and to any and all source code, compiled code, documentation, notes, drawings, flow charts, work records, plans, planning tools, summaries, presentations and other works created by him during the Term (any and all of which are referred to herein as “Employee’s Developments”) and with respect to the Business.

2.2 Confidential Information. The Employee acknowledges that in the course of his employment with the Company he will acquire information about the Business and the affairs of the Company, some of which will include commercially valuable trade secrets, intellectual property and other confidential or proprietary information (all referred to herein as “Confidential Information”), including without limitation financial, sales and marketing information, processes, techniques, know how, systems, methods, data, inventions, devices, ideas, formulae and improvements, and enhancements and modifications thereto and derivatives thereof, whether patented or not.

2.3 Non-Disclosure of Confidential Information. The Employee covenants with the Company that he will not, either during the Term or at any time thereafter, disclose any Confidential Information to any third party directly or indirectly other than as may be in the best interest of the Company.

2.4 Exception. Section 2.3 shall not apply to particular material which the Employee can show with reasonable proof was:

a) already known to the Employee before it was disclosed to the Employee by the Company;

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b) lawfully disclosed to the Employee on a non-confidential basis from a third party that is entitled to disclose it on a non-confidential basis; or

c) generally available to the public at the time of the Employee’s exposure to same without any breach of an obligation of confidentiality.

Further, disclosure of any Confidential Information of the Company shall not be prohibited if required by law, provided that the Employee notify the Company promptly of any legal proceeding that would require disclosure of any Confidential Information and, at the request and expense of the Company, provide any assistance requested by the Company to enable the Company to seek and obtain a protective order prior to such disclosure.

2.5 Proprietary Developments. For the purposes of this Agreement, “Development” or “Developments” includes all Employee’s Developments and all:

a) modifications or improvements to the intellectual property or assets developed, acquired, owned, licensed, sold, marketed or used by the Company in connection with the Business;

b) trade-marks, trade names, business names, logos, design marks, trade dress and other proprietary marks;

c) inventions, devices, discoveries, concepts, ideas, formulae, know how, processes, techniques, systems, methods and any and all improvements, derivatives and modifications thereto, whether or not patented;

developed, created, generated, contributed to or reduced to practice by the Employee alone or jointly with others during his employment with the Company and which results from tasks assigned to the Employee by the Company or which results from the use of the premises or property (including computers, software tools, equipment, supplies or Confidential Information) owned, developed, leased or licensed by the Company or which reasonably relates to the Business.

2.6 Originality. The Employee will use reasonable efforts to ensure that the Developments do not infringe any proprietary rights of any third parties in any way which would or could derogate from the rights of the Company in the Developments hereunder.

2.7 Use of Materials. The Employee will not, without the prior written approval of the Company, use any Developments, Confidential Information or any information related thereto, in any form, for his own purposes or for any purposes or interests other than those of the Company.

2.8 Return of Materials. Upon request by the Company, the Employee will deliver to the Company all tangible and electronic files, computer code, notes, flow charts, work records and other documentation in his possession or control, and related to any Developments or Confidential Information.

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2.9 Full Disclosure. The Employee will, promptly upon its creation, make full disclosure to the Company of each Employee Development. If required by the Company, the Employee will maintain work journals or log books or such other form of recording methods provided by the Company to record the particulars of all Developments for or with which the Employee is involved or responsible.

2.10 Intellectual Property Rights. For the purposes of this Agreement “Intellectual Property Rights” means all copyrights, design rights, trade secrets and confidential information (including, without limitation, inventions, technical data, and methodologies), patent rights, and other proprietary rights which may subsist anywhere in the world, whether registered or unregistered, and all applications for registration of any of the foregoing, and all rights to file any such applications.

2.11 Acknowledgement and Assignment. The Employee acknowledges that all Developments are works made in the course of or as a result of the Employee’s employment with the Company and the Employee shall and does hereby irrevocably:

a) assign and transfer to the Company all of the Employee’s right title and interest in and to each Development and all Intellectual Property Rights therein;

b) acknowledge that the Company owns all Intellectual Property Rights in and to the Developments; and

c) waive all moral rights (as that term is defined in the Copyright Act (Canada)) with respect to the Developments and all Intellectual Property Rights therein.

2.12 Assistance to the Company. The Employee covenants to, at all times during and subsequent to his employment with the Company:

a) co-operate fully with respect to the execution of all further documents and the carrying out of all such acts and things as are reasonably requested by the Company to confirm the transfer of ownership to the Company of all rights effective at or after the time such Developments are created; and

b) at the request and expense of the Company, apply for and use all reasonable efforts to obtain for the Company any and all Intellectual Property Rights for Developments and any and all Intellectual Property Rights therein created during his employment with the Company or created within six months of the termination of his employment with the Company.

2.13 Copyright and Ownership. If any one or more of the Developments are entitled to copyright protection and are deemed in any way to fall within the definition of “work made for hire”, as defined in the Copyright Act of 1976 (United States of America), such Developments shall be considered a “work made for hire”, the copyright of which shall be owned solely, completely and exclusively by the Company. If any one or more of the Developments are entitled to copyright protection and are not considered to be included in the categories of works covered by the “work made for hire” definition contained in the Copyright Act of 1976 (United

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States of America), the Employee shall and does hereby, by virtue of this Agreement, assign and transfer completely and exclusively the copyright in such Developments to the Company.

     ARTICLE 3 NON-COMPETITION

3.1 Non-Competition. The Employee hereby covenants that he will not while he is an employee of the Company or during the three year period after he ceases to be an officer or employee of the Company as a result of his termination of employment, engage in any of the following activities:

a) either directly or indirectly as principal, agent, owner, proprietor, partner, shareholder, director, officer or otherwise, own, operate, carry on, be engaged in the operation of, have any financial interest in, lend any monies to, guarantee any liabilities or obligations of, act as a consultant to or provide management services to any business operation, whether a proprietorship, partnership, joint venture, corporation or otherwise which competes directly with the Company anywhere in the world where the Company markets, sells, licenses or develops its products or services during the term of this employment agreement;

b) directly or indirectly solicit, interfere with or endeavor to direct or entice away from the Company any customer, client or any person, firm or corporation in the habit of dealing with the Company; or

c) interfere with, entice away or otherwise attempt to obtain the withdrawal of any employee or accountant of the Company.

3.2 Reasonableness of Restrictions. The Employee hereby acknowledges that, in view of the worldwide availability of the world wide web and nature of the Company’s products, the restrictions contained in this Article 3 are reasonable and appropriate to protect the legitimate business interests of the Company and the Employee hereby waives all defenses to the strict enforcement thereof.

3.3 Severability. If any of the restrictions, whether with respect to capacities, activities, periods of time or geographic areas, specified in this Article 3 are considered by a court of competent jurisdiction to be unreasonable, void or unenforceable, the parties hereto agree that such court shall be authorized to and is hereby requested and directed to limit such capacities, activities, periods of time or geographic areas to such capacities, activities, periods of time or geographic areas as the court considers reasonable and enforceable in the circumstances. Where the court specifies one or more terms in substitution for any term hereof, such term or terms shall automatically replace the corresponding term or terms set forth herein and shall be binding upon the parties to the same extent as if originally set forth herein.

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ARTICLE 4 TERM

4.1 Term and Termination. This Agreement shall commence on the Commencement Date and continue in force and effect for the period of 24 months thereafter and, with respect to Article 2 and Article 3, for the two year period after the Employee ceases to be an employee of the Company.

4.2 Termination. The Company may terminate the Employee’s employment for cause, as that term is interpreted by the Courts of British Columbia, or without cause provided that the Company provides the Employee with six (6) months notice of termination or pay in lieu thereof.

4.3 Notice. The Employee will give not less than 30 days prior written notice of his intention to resign as an employee of the Company.

     ARTICLE 5 SHARE OPTIONS

a) Share Option Grant. As per document attached.

ARTICLE 6

MISCELLANEOUS PROVISIONS

6.1 Time of the Essence. Time shall be of the essence of this Agreement.

6.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of British Columbia which shall be deemed to be the proper law hereof and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of British Columbia.

6.3 Equitable Remedies. The Employee agrees that a breach of the Employee’s obligations under this Agreement would result in damages to the Company that could not be adequately compensated for by monetary award and that in the event of any such breach by the Employee, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions of this Agreement.

6.4 Further Acts, Things. Each of the parties to this Agreement shall at the request of any other party, and at the expense of the Company, execute and deliver any further documents and do all acts and things as that party may reasonably require in order to carry out the true intent and meaning of this Agreement.

6.5 Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their personal representatives, heirs, successors and assigns.

6.6 No Waiver. No condoning, excusing or waiver by any party hereto of any default, breach or non-observance by any other party hereto at any time in respect of any covenant, agreement,

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proviso or condition contained herein shall be or construed as being a waiver of that party's rights hereunder in respect of any continuing or subsequent default, breach or non-observance or so as to defeat, limit or affect in any way the rights of that party in respect of such continuing or subsequent default, breach or non-observance and no waiver shall be inferred from or implied by anything done or omitted to be done by the party having those rights.

6.7 Severability. If any covenant, obligation or provision contained in this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of that covenant, obligations or provision to persons or circumstances other than those concerning which it is held invalid or unenforceable shall not be affected thereby and each covenant, obligation and provision of this Agreement shall be separately valid and enforceable to the fullest extent permitted by law.

6.8 Amendment. No amendment, waiver, termination or variation of the terms, conditions, warranties, covenants, agreements or undertaking set out herein shall be of any force or effect unless reduced to writing duly executed by all parties hereto in the same manner and with the same formality as this agreement is executed.

6.9 Headings. The headings to the sections of this Agreement are used for convenience only and shall not form part of the terms of this Agreement.

6.10 Assignment. This contract is assignable to a third party at the mutual consent of both parties.

IN WITNESS WHEREOF the parties have executed this agreement as of the date first written above.

/s/Peter Knaven

Peter Knaven
WORDLOGIC CORPORATION

Per: /s/Frank Evanshen, CEO

Authorized Signatory

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Notice of Grant of Stock Options and Option Agreement

WordLogic Corporation
ID:
Box 11512, 2400-650 W. Georgia Street
Vancouver, BC CANADA V6B 4N7

Peter Knaven

Option Number:	I-119
Plan:	2000
Base Date:	July 1, 2004

Grant

Effective July 1, 2004 you have been granted an Incentive Stock Option to buy 1,000,000 shares of WordLogic Corporation (the Company) stock at US$0.60 per share.

Vesting Schedule

Shares in each period will become fully vested (for options, exercisable) on the date shown. Periods begin on the Full Vest date for the previous period (or, for the first period shown, on the Base Date listed above).

You agree to this Vesting Schedule for the Shares. For any increment to vest, you must hold Continuous Status as an Employee or Consultant through the date or condition described. In the event of a merger, asset sale, or material change of control, any and all options will be deemed fully vested on the date said change is effected.

When the "Vest Type" says a calendar interval (e.g., "monthly"), the shares shown will vest at the end of each full calendar interval in the period. If the total number of shares in a period do not divide evenly by the number of intervals in the period, leftover shares will be assigned one to each interval, starting with the first interval in the period, and continuing until used up.

Shares	Exercise Price		Vest Type	Full Vest	Expiry Date

100,000	US$	0.60	Immediately	Immediately	July 1, 2011
900,000	US$	0.60	Monthly	July 1, 2009	July 1, 2011

By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the Terms and Conditions of Option Grant and the Company's 2000 Stock Incentive Plan. You also agree to accept as final and binding all decisions or interpretations of the Board of Directors of the Company on any questions arising under the Plan.

WordLogic Corporation

By:	/s/Frank Evanshen	/s/ Peter Knaven

Peter Knaven
Title:	CEO	1924 Limerick Place

North Vancouver, BC, V7J 3A1

SIN: XXXXXXXXX